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                               HENRY SCHEIN, INC.

                             1994 STOCK OPTION PLAN

                                 ---------------

              As Amended and Restated Effective as of May 26, 1999

1.       Purposes of the Plan

                  The purposes of this Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective as of May 26, 1999, are to enable Henry Schein, Inc. and its Subsidiaries (as defined herein) to attract, retain and motivate the key executives and consultants who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants (each as defined herein) and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein).

2.       Definitions

                  (a) "Acquisition Event" means a merger or consolidation in which HSI is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of HSI's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI's assets.

                  (b)      "Act" means the Securities Exchange Act of 1934.

                  (c)      "Board" means the Board of Directors of HSI.

                  (d)      "Cause" has the meaning set forth in Section 7(b).

                  (e)      "Change of Control" has the meaning set forth in
Section 6(f).

                  (f) "Class A Option" means an Option evidenced by a Class A Option Agreement.

                  (g) "Class A Option Agreement" has the meaning set forth in Section 6(a).

                  (h) "Class B Option" means an Option evidenced by a Class B Option Agreement.

                  (i) "Class B Option Agreement" has the meaning set forth in Section 6(a).

                  (j) "Code" means the Internal Revenue Code of 1986, as amended.

                  (k) "Committee" means such committee, if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a

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"non-employee director" within the meaning of Rule 16b-3 promulgated under the
Act and as an "outside director" as defined under Section 162(m) of the Code. If the Board does not appoint a committee for this purpose, "Committee" means the Board.

                  (l) "Common Stock" means the voting common stock of HSI, par value $.01, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

                  (m) "Company" means HSI and its Subsidiaries, any of whose employees or consultants are Participants in the Plan.

                  (n) "Consultant" means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

                  (o)      "Corporate Transaction" has the meaning set forth in
Section 6(f)(i).

                  (p) "Disability" means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

                  (q)      "Effective Date" has the meaning set forth in
Section 3.

                  (r) "Fair Market Value" means the value of a Share (as defined herein) on a particular date, determined as follows:

                           (i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through the National Association of Securities Dealers' Automated Quotation ("NASDAQ") National Market System, the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through the National Market System, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through the National Market System, as the case may be, on such date; or

                           (ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers through NASDAQ on such date; or

                           (iii) If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to
         (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

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                           (iv)     If the Common Stock is not publicly traded,
         such amount as is set by the Committee in good faith.

                  (s) "Family Member" means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

                  (t)      "HSI" means Henry Schein, Inc.

                  (u) "HSI Agreement" means the Amended and Restated HSI Agreement dated as of February 16, 1994 among HSI and certain other parties.

                  (v)      "HSI Closing" means the closing of the HSI Public
Offering.

                  (w) "HSI Public Offering" means an initial public offering of shares of HSI Common Stock at a Market Capitalization which is not less than the Minimum Market Capitalization then in effect and as a result of which at least 20% of the common equity of HSI will be publicly held by at least 300 holders and such shares of HSI Common Stock will be listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on The NASDAQ National Market or is on such terms and conditions as are approved by Marvin Schein prior to the effective date thereof.

                  (x) "Incentive Stock Option" means any Option which is intended to qualify as an "incentive stock option" as defined in Section 422 of the Code.

                  (y)      "Incumbent Board" has the meaning set forth in
Section 6(f)(ii).

                  (z) "Key Employee" means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

                  (aa) "Market Capitalization" means (i) the per share initial pubic offering price, multiplied by (ii) the number of shares outstanding immediately prior to the HSI Closing less the aggregate number of shares issued pursuant to the 1994 Stock Purchase Agreement between HSI and the HSI Employee Stock Ownership Plan (the "HSI ESOP") or held by the HSI ESOP which are outstanding on such date.

                  (bb) "Minimum Market Capitalization" means $48,000,000 on August 15, 1992, which amount shall increase on each day thereafter as follows:

         From August 15, 1992 until the 1st anniversary thereof: $15,123 per day;

         From the 1st anniversary thereof until the 2nd anniversary thereof:
$16,862 per day;

         From the 2nd anniversary thereof until the 3rd anniversary thereof:
$18,802 per day;

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         From the 3rd anniversary thereof until the 4th anniversary thereof:
$20,964 per day;

         From the 4th anniversary thereof until the 5th anniversary thereof:
$23,375 per day;

         From the 5th anniversary thereof until the 6th anniversary thereof:
$26,063 per day;

         From the 6th anniversary thereof until the 7th anniversary thereof:
$29,060 per day; and

         Thereafter: $32,402 per day.

                  (cc) "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan. An Option may be an Incentive Stock Option or a non-qualified option.

                  (dd) "Option Agreement" means a Class A Option Agreement or Class B Option Agreement.

                  (ee) "Outstanding HSI Voting Securities" has the meaning set forth in section 6(f)(i).

                  (ff) "Person" means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

                  (gg) "Plan" means the Henry Schein, Inc. 1994 Stock Option
Plan.

                  (hh) "Participant" means a Key Employee or Consultant of the Company who is granted Options under the Plan.

                  (ii) "Purchase Price" means purchase price per Share.

                  (jj) "Securities Act" means the Securities Act of 1933, as amended.

                  (kk) "Share" means a share of Common Stock.

                  (ll) "Subsidiary" means any "subsidiary corporation" within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained.

                  (mm) "Substantial Stockholder" means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

                  (nn) "Termination of Employment" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.
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                  (oo) "Termination of Consultancy" means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary; provided, that if a Consultant becomes a Key Employee upon his Termination of Consultancy, the Committee, in its sole discretion, may determine that no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be either a Key Employee or a Consultant. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.

3.       Effective Date/Expiration of Plan

                  The Plan became as originally adopted effective as of September 30, 1994 (the "Effective Date"), and is amended and restated in the form set forth herein effective as of May 26, 1999. Grants of Options under the Plan may be made on and after the Effective Date. No Option shall be granted under the Plan on or after the tenth anniversary of the Effective Date, but Options previously granted may extend beyond that date.

4.       Administration

                  (a) Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the HSI Agreement or the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive.

                  (b) Advisors. The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute Option Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Consultant may execute any option agreement granting options to such Consultant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

                  (c) Indemnification. No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum

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extent permitted by applicable law or the Certificate of Incorporation or
By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

                  (d) Meetings of the Committee. The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.       Shares; Adjustment Upon Certain Events

                  (a) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, HSI shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

                  (b) Number of Shares. Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued under the Plan shall be 5,179,635 shares of Common Stock of which a maximum of 237,897 of such Shares shall be covered by Class A Options and the balance of such Shares shall be covered by Class B Options. If Options are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit, provided that the number of shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated.

                  (c) Individual Participant Limitations. The maximum number of Shares subject to any Option which may be granted under this Plan to each Participant on or after the HSI Public Offering shall not exceed 100,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Options are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Option to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Options to such Participant in the subsequent fiscal year during the term of the Plan.

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                  (d)    Adjustments; Recapitalization, etc. The existence of
the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI's capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

                           (i) If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI's Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Options thereafter may be exercised, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

                           (ii) Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise of Options theretofore granted, the Participant shall be entitled to purchase under such Options, in lieu of the number of Shares as to which such Options shall then be exercisable but on the same terms and conditions of exercise set forth in such Options, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise of such Options (whether or not then exercisable).

                           (iii) In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

                           (iv)   Subject to Sections 5(b) and (c), the
         Committee may grant Options under the Plan in substitution for options held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

                           (v) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise of an Option to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment


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         from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

                           (vi) Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Options theretofore granted or the Purchase Price per Share.

6.       Awards and Terms of Options

                  (a) Grant. The Committee may grant Options, including, in the case of grants to Key Employees, Options intended to be Incentive Stock Options, to Key Employees and Consultants of the Company. Each Option shall be evidenced by a Class A Option agreement ("Class A Option Agreement") or Class B Option agreement ("Class B Option Agreement"), as applicable, in substantially the form attached hereto as Exhibit 1 and Exhibit 2, respectively.

                  (b) Exercise Price. The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) in the case of Class A Options (A) prior to the HSI Public Offering, the Purchase Price shall not be less than $416.67 per Share, and (B) on or after the HSI Public Offering, the Purchase Price shall not be less than the Fair Market Value per Share on the date the Option is granted, and (ii) in the case of Class B Options or Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Class B Option or Incentive Stock Option is granted.

                  (c) Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

                  (d) Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan, and provided that the Committee may not accelerate the exercise date prior to the HSI Closing. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five
(5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in
Section 7 below.

                  (e)    Special Rule for Incentive Options. If required by
Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant.

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                  (f)    Acceleration of Exercisability on Change of Control.
Upon a Change of Control (as defined herein) of HSI all Options theretofore granted and not previously exercisable shall become fully exercisable. For this purpose, a "Change of Control" shall be deemed to have occurred upon:

                           (i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the "Outstanding HSI Voting Securities"); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and
         (C) of paragraph (iii) of this Section 6 are satisfied; or

                            (ii) a change in the composition of the Board such that the individuals who, as of the Effective Date hereof, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

                           (iii) the approval by the stockholders of HSI of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent


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         Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                           (iv)   the approval of the stockholders of HSI of
         (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

                  (g)      Exercise of Options.

                           (i)      A Participant may elect to exercise one or
more Options by giving written notice to the Committee at any time subsequent to an HSI Closing of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

                           (ii)     Shares purchased pursuant to the exercise
of Options shall be paid for at the time of exercise as follows:

                                    (A)     in cash or by check, bank draft or
money order payable to the order of HSI;

                                    (B)     if so permitted by the Committee:
         (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant's promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

                                    (C)     on such other terms and conditions
         as may be acceptable to the Committee and in accordance with applicable law. Upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

7.       Effect of Termination of Employment or Termination of Consultancy

                  (a) Death, Disability, Retirement, etc. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

                           (i) In the event of the Participant's death, such Options shall remain exercisable (by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one (1) year from the date of the Participant's death, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's death.

                           (ii) In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant's employment terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant's Termination of Employment, provided that the Committee, in its discretion, may at any time extend such time period to up to three (3) years from the date of the Participant's Termination of Employment or Termination of Consultancy.

                  (b) Cause or Voluntary Termination. Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled. Termination of Employment or Termination of Consultancy shall be deemed to be for "Cause" for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant's duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant.

                  (c) Other Termination. In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that the Committee in its discretion may extend such time period to up to one (1) year from the date of the Participant's

Termination of Employment or Termination of Consultancy, and provided further that no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.       Nontransferability of Options

                  (a) Except as provided in Section 8(b), no Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately become null and void.

                  (b) Notwithstanding the foregoing or any prohibition on transfer contained in any Option Agreement issued before May 26, 1999, a non-qualified Option may be transferred, in whole or in part, to a Family Member of the Participant by gift or domestic relations order unless, with respect to Options granted on or after May 26, 1999, the Participant's Option Agreement expressly limits or eliminates such transferability. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.

9.       Rights as a Stockholder

                  A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or Transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

10.      Determinations

                  Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

11.      Termination, Amendment and Modification

                  The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options which by their terms continue beyond the termination date of the Plan. At any time prior to the tenth anniversary of the Effective Date, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares which may be acquired upon exercise of Options granted under the Plan; (ii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iii) effect any change that would require stockholder approval under Rule 16b-3 (or any successor provision) promulgated under the Act; (iv) effect any change that would require stockholder approval under Section 162(m) of the Code; or (v) reduce the Purchase Price of any outstanding Options to an amount less than 100% of the Fair Market Value per share on the date of such amendment.

                  Nothing contained in this Section 11 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Options of Participants, including, without limitation, the reduction of the Purchase Price specified therein (or the granting or issuance of new Options at a lower Purchase Price upon cancellation of outstanding Options), so long as all options outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Options would have been permissible under the Plan if such Option had been originally granted or issued as of the date of such amendment with such amended terms.

                  Notwithstanding anything to the contrary contained in this
Section 11, (i) no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant's Option, alter or impair the rights and obligations arising under any then outstanding Option, and (ii) neither the Board nor the Committee may make any determination or interpretation or take any other action which would cause any member of the Committee to cease to be a "disinterested person" with regard to the Plan for purposes of Rule 16b-3 under the Act or an "outside director" with regard to the Plan as defined under Code Section 162(m).

                  No Options may be granted hereunder and all outstanding Options shall terminate on January 1, 2000 if the HSI Closing has not occurred by such date.

12.      Non-Exclusivity

                  Subject to the express provisions contained in the HSI Agreement, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

13.      Use of Proceeds

                  The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

14.      General Provisions

                  (a) Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Options shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

                  (b) Purchase for Investment. If the Board determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

                  (c) Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

                  (d) Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

                  (e) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

                  (f) Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

                  (g) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

                  (h) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of New York.


15.      Issuance of Stock Certificates;
         Legends and Payment of Expenses

                  (a) Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

                  (b) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

                  (c) Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

16.      Listing of Shares and Related Matters

                  If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board,

17.      Withholding Taxes

                  Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option, HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

                  Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

                  Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be sub ject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Act, must be made (x) only during the period beginning on the third business day following the date of release of HSI's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release; (y) not less than six months prior to the date such Participant's withholding tax obligation arises; or (z) during any other period in which a withholding election may be made under the provisions of Rule 16b-3.

18.      Section 16(b) of the Act

                  All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with
Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

                               HENRY SCHEIN, INC.

                             1994 STOCK OPTION PLAN

                                 --------------

              As Amended and Restated Effective as of May 26, 1999

                                Table of Contents

1.       Purposes of the Plan.....................................................................................1

2.       Definitions..............................................................................................1

3.       Effective Date/Expiration of Plan........................................................................5

4.       Administration...........................................................................................6
         (a)      Duties of the Committee.........................................................................6
         (b)      Advisors........................................................................................6
         (c)      Indemnification.................................................................................6
         (d)      Meetings of the Committee.......................................................................7

5.       Shares; Adjustment Upon Certain Events...................................................................7
         (a)      Shares to be Delivered; Fractional Shares.......................................................7
         (b)      Number of Shares................................................................................7
         (c)      Individual Participant Limitations..............................................................7
         (d)      Adjustments; Recapitalization, etc..............................................................7

6.       Awards and Terms of Options..............................................................................9
         (a)      Grant...........................................................................................9
         (b)      Exercise Price..................................................................................9
         (c)      Number of Shares................................................................................9
         (d)      Exercisability..................................................................................9
         (e)      Special Rule for Incentive Options.............................................................10
         (f)      Acceleration of Exercisability on Change of Control............................................10
         (g)      Exercise of Options............................................................................12

7.       Effect of Termination of Employment or Termination of Consultancy.......................................13
         (a)      Death, Disability, Retirement, etc.............................................................13
         (b)      Cause or Voluntary Termination.................................................................13
         (c)      Other Termination..............................................................................13

8.       Nontransferability of Options...........................................................................14

9.       Rights as a Stockholder.................................................................................14

10.      Determinations..........................................................................................14

11.      Termination, Amendment and Modification.................................................................15

12.      Non-Exclusivity.........................................................................................16

13.      Use of Proceeds.........................................................................................16

14.      General Provisions......................................................................................16
         (a)      Right to Terminate Employment or Consultancy...................................................16
         (b)      Purchase for Investment........................................................................16
         (c)      Trusts, etc....................................................................................16
         (d)      Notices........................................................................................17
         (e)      Severability of Provisions.....................................................................17
         (f)      Payment to Minors, Etc.........................................................................17
         (g)      Headings and Captions..........................................................................17
         (h)      Controlling Law................................................................................17

15.      Issuance of Stock Certificates; Legends and Payment of Expenses.........................................17
         (a)      Stock Certificates.............................................................................17
         (b)      Legends........................................................................................17
         (c)      Payment of Expenses............................................................................18

16.      Listing of Shares and Related Matters...................................................................18

17.      Withholding Taxes.......................................................................................18

18.      Section 16(b) of the Act................................................................................19




                                                        ii